Exhibit 99.2

FORM OF

NOTICE OF GUARANTEED DELIVERY

FOR TENDER OF

9.50% Series A Capital Securities

(Liquidation Amount $1,000 per Capital Security)

OF

ARROW CAPITAL TRUST I

This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Trust's (as defined below) 9.50% Series A Capital Securities (the "Original Capital Securities") are not immediately available or (iii) Original Capital Securities, the Letter of Transmittal and all other required documents cannot be delivered to The Chase Manhattan Bank (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below). This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering Original Capital Securities" in the Prospectus.

The Exchange Agent for the Exchange Offer is: THE CHASE MANHATTAN BANK

By Registered or Certified Mail or By Hand or Overnight Delivery:

The Chase Manhattan Bank

Capital Markets Fiduciary Services

450 West 33rd Street, 15th Floor

New York, New York 10001

Attn: Walter Johnson

Assistant Treasurer

Confirm by Telephone:

(212) 946-7748

Facsimile Transmission: (Eligible Institutions Only)

(212) 946-8162

Delivery of this Notice of Guaranteed Delivery to an address other than the address set forth above or transmission of this Notice of Guaranteed Delivery via a facsimile to a number other than the facsimile number set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Arrow Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), upon the terms and subject to the conditions set forth in the Prospectus dated April __, 2000 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate Liquidation Amount of Original Capital Securities set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering Original Capital Securities."

Aggregate Liquidation Amount Tendered: _________________________

Name(s) of Registered Holder(s): ________________________________

Certificate No(s). (if available): __________________________________

Address(es):

__________________________________

__________________________________

__________________________________

Telephone Number(s):

__________________________________

Signature(s):

__________________________________

__________________________________

Date: _________________

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (1) a bank; (2) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (3) a credit union; (4) a national securities exchange, registered securities association or clearing agency; or (5) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at the address set forth above, the Original Capital Securities tendered hereby in proper form for transfer together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Original Capital Securities tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm: __________________________________

__________________________________ Date: __________________

(Authorized Signature)

__________________________________

(Printed name)

__________________________________

(Title)

Address: ___________________________

___________________________

Phone Number: __________________________

Note: Do not send Original Capital Securities with this Notice of Guaranteed Delivery. Actual surrender of Original Capital Securities must be made pursuant to, and be accompanied by, a properly completed and duly executed Letter of Transmittal and any other required documents.

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